BD&G LLP Draft
                                                                        01/29/97



                         ______________________________


                          BRUNSWICK TECHNOLOGIES, INC.

                                       AND

                       JOSEPHTHAL LYON & ROSS INCORPORATED

                                     _______


                                REPRESENTATIVE'S
                                WARRANT AGREEMENT



                            Dated as of ______, 1997


                         _____________________________






         REPRESENTATIVE'S WARRANT AGREEMENT, dated as of _____, 1997 (this "Agreement"), between BRUNSWICK TECHNOLOGIES, INC. a Maine corporation (the "Company"), and JOSEPHTHAL LYON & ROSS INCORPORATED (the "Representative").


                              W I T N E S S E T H:

         WHEREAS, the Company proposes to issue to the Representative 125,000 warrants ("Warrants") to purchase up to an aggregate of 125,000 shares (the "Shares") of common stock, $0.0001 par value, of the Company ("Common Stock");

         WHEREAS, the Company and the Representative are parties to a Financial Advisory Agreement, dated as of June 24, 1996, pursuant to which the Company agreed to issue to the Representative the Warrants in consideration for the services to be provided by the Representative thereunder; and

         WHEREAS, the Representative has agreed pursuant to an Underwriting Agreement (the "Underwriting Agreement") dated as of February _____, 1997, among the Representative and Southwest Securities, Inc., individually and as representatives of the several Underwriters listed on Schedule A thereto (the "Underwriters"), North Atlantic Venture Fund, L.P. as Selling Stockholder, and the Company, to underwrite the Company's proposed public offering of up to 2,300,000 shares of Common Stock at a public offering price of $_____ per share (the "Public Offering").

         NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter to the Company of an aggregate of one hundred dollars ($100.00), the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Grant. The Holder (as defined in Section 3.1 below) is hereby granted an aggregate of 125,000 Warrants giving the Holder the right to purchase, at any time from February _____, 1998 until 5:30 P.M., New York time, on ______, 2002 (the "Exercise Period"), up to an aggregate of 125,000 shares of Common Stock at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $____, per share of Common Stock, subject to the terms and conditions of this Agreement. Each Warrant shall be initially exercisable for one (1) Share subject to adjustment as provided in Section 8 hereof) at the exercise price set forth above. Except as set forth herein, the Shares issuable upon exercise of the Warrants are in all respects identical to the shares of Common Stock being purchased by the Underwriters for resale to the public pursuant to the terms and provisions of the Underwriting Agreement.

         2.  Warrant  Certificates.   The  warrant  certificates  (the  "Warrant
Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in

Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

         3.   Exercise of Warrant.

         3.1. Method of Exercise. The Warrants initially are exercisable during the Exercise Period at an aggregate initial exercise price (subject to adjustment as provided in Section 8 hereof) per share of Common Stock, set forth in Section 6 hereof, payable to the Company in cash, by certified check or wire transfer to an account designated by the Company. Upon surrender during the Exercise Period of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares of Common Stock purchased, at the Company's principal offices in the United States (presently located at 43 Bibber Parkway, Brunswick, Maine) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). In the case of the purchase of less than all the Shares of Common Stock purchasable under any Warrant Certificate (whether pursuant to this Section 3.1 or Section 3.2 hereof), the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares of Common Stock purchasable thereunder.

         3.2. Exercise by Surrender of Warrant. In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 in exchange for the number of Shares of Common Stock equal to the product of (x) the number of Shares of Common Stock as to which the Warrants are being exercised, multiplied by (y) a fraction, the numerator of which is the aggregate Market Price (as defined below) of such Common Stock, less the aggregate Exercise Price therefor, and the denominator of which is such aggregate Market Price. Solely for the purposes of this paragraph, the Market Price of the Common Stock shall be calculated as the average of the Market Prices for the Common Stock for each of the five trading days preceding the date on which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section 14 hereof.

         3.3. Definition of Market Price. As used herein with respect to the Common Stock, the phrase "Market Price," at any date shall be deemed to be the last reported sale price of the Common Stock (if such Market Price is being calculated for the Common Stock), or if no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock are listed or admitted to trading or by NASDAQ, or if such security is not listed or admitted to trading on any such securities exchange or quoted by NASDAQ, the average closing bid price as furnished by the NASD through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock are not quoted on

NASDAQ, then as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

         4. Issuance of Certificates. Upon the exercise of any Warrants and the payment of the Exercise Price (as defined below) therefor, the issuance of certificates for Shares of Common Stock, or other securities, properties, or rights underlying such Warrants, shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof, including without limitation any tax (other than a tax in respect of the income or gain of the Holder) that may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, such Holder; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of such Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and the certificates representing the Shares of Common Stock (and/or other securities, property, or rights issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the then President and Treasurer of the Company, under its corporate seal reproduced thereon, attested to, in the case of the Warrant Certificates, by the signature of the then Secretary or Clerk of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution, or transfer.

         5.   Transfer of Warrants and Restrictions Thereon.

         5.1. Split-Up, Combination, Exchange and Transfer of Warrants. Subject to the provisions of Section 5.2 hereof, any Warrant Certificate issued pursuant to this Agreement may be split up, combined or exchanged for another Warrant Certificate or Certificates containing the same terms to purchase a like aggregate number of Warrant Shares. If any Holder desires to split up, combine or exchange any Warrant Certificate issued pursuant to this Warrant Agreement, it shall make such request in writing delivered to the Company and shall surrender to the Company such Warrant Certificate to be so split-up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the person or persons entitled thereto a Warrant Certificate or any Warrant Certificate issued pursuant to this Agreement, as the case may be, as so requested. The Company may require any Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

         5.2 Restriction On Transfer of Warrants. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may not be sold, transferred, assigned, hypothecated, or otherwise disposed of, in whole or in part, for a period ending on February _____, 1998, except to officers or partners of the Representative, provided, that as a condition to any such transfer to an officer or partner of the Representative, the Representative shall deliver to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company, that such transfer may be made pursuant to an available exemption under the Securities Act of 1933, as amended (the "Act"), subject in any case to Section 7.1 hereof.

         6.   Exercise Price.

         6.1. Initial and Adjusted Exercise Prices. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be $______ per Share of Common Stock purchased thereunder. The adjusted exercise price for the Common Stock shall be the price that shall result from time to time from any and all adjustments of the initial exercise price therefor in accordance with the provisions of Section 8 hereof.

         6.2. Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         7.   Registration Rights.

         7.1. Registration Under the Securities Act of 1933. The Warrants have not been registered under the Act. Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares of Common Stock underlying the Warrants and any of the other securities issued or issuable upon exercise of the Warrants (collectively, the "Warrant Shares") shall be subject to the following legend:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available."

         7.2. Piggyback Registration. Subject to the provisions of Section 7.6 of this Agreement: If, at any time commencing one (1) year after the date hereof and expiring six (6) years thereafter, the Company proposes to register any shares of its Common Stock under the Act (other than in connection with a merger or acquisition registered on Form S-4 (or a similar special-purpose form) or with an employee benefit plan registered on Form S-8 (or a similar special-purpose form), and other than any such registration using a form that is not available for the registration of the Warrant Shares for resale to the public) it will give written notice by registered mail, at least 20 days prior to the filing of each such registration statement, to all Holders of Warrants and/or Warrant Shares of its intention to do so. If any of the Holders of Warrants and/or Warrant Shares notify the Company within 15 days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford each of such Holders of the Warrants and/or Warrant Shares the opportunity to have Warrant Shares registered under such registration statement. In the event that any registration pursuant to this Section 7.2 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of Warrant Shares to be included in such underwriting may be reduced (pro rata among all requesting Holders pursuant hereto and other holders of rights similar to those described in this Section 7.2, based upon (a) as to the Holders requesting hereunder, the number of Warrant Shares owned by such Holders, and
(b) as to any other holders of similar rights, shares of Common Stock owned by, or issuable to, such holders, as to which such rights are applicable), if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein. In order to facilitate the allocation of shares as provided herein, the Company or the underwriter may round the number of shares allocable to any holder to the nearest 100 shares. The Holders electing to register Warrant Shares in such an underwritten public offering may be required, as a condition to such registration, to execute the Underwriting Agreement agreed to by the Company and the managing underwriter in connection therewith, provided, that if any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw from such underwriting by written notice to the Company given at least three days prior to the time anticipated for the registration statement to be declared effective. The Warrant Shares so withdrawn from such underwriting shall nevertheless be registered in the registration statement relating to such underwriting unless the withdrawing Holder thereof requests otherwise.

         Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect to postpone or not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof, without thereby incurring liability to the Holders.

         7.3.     Demand Registration.

                  (a) Subject to the provisions of Section 7.6 of this Agreement, at any time during the period commencing one (1) year after the date hereof and expiring four (4) years thereafter, unless all of the Warrants issued or issuable have been exercised and the Holders of the Warrant Shares have received a written opinion of Company counsel, reasonably satisfactory in form and substance to such Holders, to the effect that all of the Warrant Shares are freely resalable pursuant to Rule 144(k) promulgated under the Act, the Holders of the Warrants and/or Warrant Shares representing a "Majority" (as hereinafter defined) of such securities shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), on one occasion (whether or not all Holders elect to include their Warrant Shares in the offering), exercisable by written notice to the Company, to have the Company prepare and file with the Commission, a registration statement and such other documents, including a prospectus, as may be necessary in the reasonable opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Shares for nine (9) months by such Holders and any other Holders of the Warrants and/or Warrant Shares who notify the Company within ten (10) days after receiving notice from the Company of such request.

                  (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders holding a Majority of the Warrants and Warrant Shares to all other registered Holders of Warrants and/or Warrant Shares within ten
         (10) days from the date of the receipt of any such registration request.

                  (c) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Warrant Shares within the time period specified in Section 7.4(a) hereof, pursuant to the written notice specified in Section 7.3(a) of a Majority of the Holders of the Warrants and/or Warrant Shares, the Company agrees that, upon the written notice of a Majority of the Holders of the Warrants and/or Warrant Shares of their election to exercise their rights under this Section 7.3(c), the Company shall have the option, but not the obligation, to repurchase (i) any and all Warrant Shares at the higher of the Market Price per share of Common Stock on (x) the date of the notice sent pursuant to Section 7.3(a) or
         (y) the expiration of the period specified in Section 7.4(a) and (ii) any and all Warrants at the aggregate Market Price (determined as set forth above in this Section 7.3(c)) of the Common Stock issuable thereunder less the aggregate Exercise Price of such Warrants. Such repurchase shall be in immediately available funds and shall close within two (2) business days after the later of (i) the expiration of the period specified in Section 7.4(a) or (ii) the delivery of the written notice of election specified in this Section 7.3(d).

                  (d) Notwithstanding anything to the contrary contained herein, no demand may be made pursuant to this Section 7.3 within the period beginning on the effective date of a registration statement filed by the Company either: (x) for its own account pursuant to a firm commitment underwritten public offering, (y) pursuant to a demand under
         Section 4(a) of the Registration Rights Agreement, dated as of October 30, 1996, among the Company, Burlington Industries, Inc. and Peter L. DeWalt, or (z) pursuant to a demand under Section 4(a) of the Amended and Restated Registration Rights Agreement, dated as of August 25, 1993, as amended to date, among the Company and certain stockholders of the Company, and ending on the earlier of the completion of the distribution pursuant to such registration statement or 120 days after such effective date.

         7.4. Covenants of the Company With Respect to Registration. In connection with any registration under Section 7.2 or 7.3 hereof, the Company and the Representative covenant and agree as follows:

                  (a) In connection with a demand under Section 7.3, the Company shall use its best efforts to file a registration statement within 45 days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Shares such number of prospectuses as such holder shall reasonably have requested. If the Company shall fail to comply with its obligations under this Section 7.4(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), extend the Exercise Period by such number of days as shall equal the delay caused by the Company's failure.

                  (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions or other charges of broker-dealers acting on behalf of the Holders), fees, and expenses incurred by the Company in connection with all registration statements filed pursuant to Section 7.2 hereof, including without limitation the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses.

                  (c) In the event of the filing of a registration statement pursuant to a demand made by Holders pursuant to Section 7.3, the Holders for whom Warrant Shares are pursuant to such demand (including any Holders whose Warrant Shares are included in such registration pursuant to Section 7.2), shall pay all costs, fees and expenses incurred by the Company (including the reasonable and documented fees and expenses of one counsel for the Company) in connection with all registration statements filed pursuant to such demand, provided, however, that (i) in the event that any such registration statement registers shares for the account of the Company or shareholders other than any Holders, the Holders shall pay only that portion of the costs, fees and expenses incurred by the Company in connection with such registration statement equal to the amount equal to (x) the aggregate of such costs, fees and expenses incurred by the Company, multiplied by
         (y) a fraction, the numerator of which is the number of Warrant Shares included in such registration statement and the denominator of which is the total number of shares included in such registration statement; and
         (ii) in the event that, at the time the demand is made, the Company is eligible to use Form S-3 (or any successor form under the Securities
         Act) to register the Warrant Shares for resale by the Holders, the Holders shall not be required to pay fees, costs or expenses of the Company (including the reasonable and documented fees and expenses of one counsel for the Company) in connection with any demand made pursuant to Section 7.3 in the aggregate in excess of $15,000.

                  (d) The Company shall take all reasonably necessary action that may be required in qualifying or registering the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process, to qualify as a foreign corporation to do business under the laws of any such jurisdiction, or to make any changes in its capital structure or in any other material aspects of its business or to enter into any material agreement with any Blue Sky Commissioners, including any agreements to escrow any shares of its capital stock.

                  (e) The Company shall indemnify the Holder(s) of the Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing, or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions contained in
         Section 9 of the Underwriting Agreement pursuant to which the Company has agreed to indemnify each of the Underwriters.

                  (f) The Holder(s) of the Warrant Shares to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company and its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense, or liability (including all expenses reasonably incurred in investigating, preparing, or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act, or otherwise, arising from information furnished in writing by or on behalf of such Holders, or their successors or assigns, specifically for inclusion in such registration statement, to the same extent and with the same effect as the provisions contained in Section 9 of the Underwriting Agreement pursuant to which each of the Underwriters has severally agreed to indemnify the Company.

                  (g) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

                  (h) The Company shall not permit the inclusion of any securities other than the Warrant Shares to be included in any registration statement filed pursuant to Section 7.3(a) hereof without the prior written consent of the Holders of the Warrants and the Warrant Shares representing a Majority of such securities, provided, however, that any other holders of shares of Common Stock who have the right, as of the date hereof, to have their shares of Common Stock included in certain registrations of the Common Stock undertaken by the Company, shall have the right to have their shares included in such registration to the extent of such rights. In the event that any registration undertaken by the Company pursuant to section 7.3(a) shall be, in whole or in part, an underwritten public offering, (i) as a condition to permitting the inclusion of any such shares of Common Stock other than any Warrant Shares in such registration, each holder thereof must agree to participate in the underwriting arrangements contemplated in connection with such underwritten public offering, and
         (ii) the number of shares to be included in such registration (other than any Warrant Shares) may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein. In the event of the filing of a registration statement pursuant to Section 7.3 hereof, the Company shall not permit any other registration statement to be or remain effective during the period commencing on the effective date of the registration statement filed pursuant to Section 7.3 and ending on the date 120 days after such effective date, other than with respect to shares issuable in connection with a merger or acquisition and registered on Form S-4 (or a similar special-purpose form) or with an employee benefit plan and registered on Form S-8 (or a similar special-purpose form), without the prior written consent of the Holders of the Warrants and the Warrant Shares representing a Majority of such securities.

                  (i) The Company shall cause to be furnished to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (or if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

                  (j) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

                  (k)  The  Company  shall  deliver   promptly  to  each  Holder
         participating in the offering requesting the correspondence and memoranda described below and to the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel, or auditors and all memoranda generated or received by the Company and relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records, and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or underwriter shall reasonably request.

                  (l) In connection  with an underwritten  offering  pursuant to
         Section 7.3, the Company shall enter into an underwriting agreement with the managing underwriters selected for such underwriting by Holders holding a Majority of the Warrant Shares requested to be included in such underwriting, which may be the Representative. If not the Representative, the selection of such managing underwriter shall be subject to the approval of the Company, which shall not be unreasonably withheld or delayed. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder, and such managing underwriters, and shall contain such representations, warranties, and covenants by the Company and the participating Holders and such other terms and conditions as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Shares and may, at their option, require that any or all the representations, warranties, and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

                  (m) For purposes of this Agreement, the term "Majority" in reference to the Holders of Warrants and/or Warrant Shares, shall mean in excess of fifty percent (50%) of the then outstanding Warrants and/or Warrant Shares that (i) are not held by the Company, an affiliate, officer, creditor, employee, or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

         7.5. Furnishing of Information by Holders in connection with Registration. In connection with each registration hereunder, the participating Holders of Warrant Shares will furnish to the Company in writing such information with respect to themselves and the proposed distribution of Warrant Shares by them as reasonably shall be necessary in order to assure compliance with applicable federal and state securities laws.

         7.6. No Implied Rights. Notwithstanding any other provision of this Agreement, nothing in this Agreement shall create any obligation of the Company to register any securities other than shares of Common Stock that are also Warrant Shares, except that the Company's registration obligations hereunder shall also apply to any shares of capital stock or other securities that are received upon exercise of any Warrant in lieu of shares of Common Stock, pursuant to Sections 8.5 or 8.6 hereof.

         8.    Adjustments to Exercise Price and Number of Securities.

         8.1. Computation of Adjusted Exercise Price. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock, including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the Exercise Price per share of Common Stock issuable upon exercise of the Warrants, as in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, such Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (i) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to the issuance or sale of such shares, multiplied by the Exercise Price in effect immediately prior to such issuance or sale, and (b) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall such Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 8.3 hereof, and provided, further, that in no event shall the Exercise Price be adjusted pursuant to this Section 8 as a direct consequence of the issuance of shares of Common Stock upon the exercise of options, warrants or other rights to cause the Company to issue shares of Common Stock in effect on the date hereof and described in the Prospectus included in the registration statement filed by the Company in connection with the Public Offering (the "Prospectus"), including without limitation shares of Common Stock issuable upon conversion of that Convertible Promissory Note of the Company, dated as of October 30, 1996, in the aggregate principal amount of $7,863,000, and the issuance of an aggregate of 2,000 shares to be issued to directors-elect of the Company as described in the Prospectus, or as a direct consequence of the issuance of options under stock option or stock incentive plans that have been adopted by the Board of Directors on or before the date hereof, provided that such options have been granted with an exercise price no less than the fair market value of the shares of Common Stock or other securities for which such options may be exercised, on the date such options are granted.

         For the purposes of this Section 8 the term "Exercise Price" shall mean the Exercise Price per share of Common Stock set forth in Section 6 hereof, as adjusted from time to time pursuant to the provisions of this Section 8.

         For the purposes of any  computation to be made in accordance with this
Section 8.1, the following provisions shall be applicable:

                  (i) In case of the  issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

                  (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company and shall include any amounts payable to security holders or any affiliates thereof, including, without limitation, pursuant to any employment agreement, royalty, consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts being valued for the purposes hereof at the aggregate amount payable thereunder, whether such payments are absolute or contingent, and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof.

                  (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                  (iv) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) of this Section 8.1.

                  (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

                  (vi) Notwithstanding any other provision of this Section 8, the Exercise Price of the shares of Common Stock purchasable hereunder shall not be reduced at any time if the amount of such reduction would be less than $0.05, but any such amount shall be carried forward and reduction with respect thereto shall be made at the time of any subsequent reduction that, together with any previously carried forward reductions, aggregates $0.05 or more.

         8.2. Options, Rights, Warrants and Convertible and Exchangeable Securities. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section
8.1 hereof, provided that:

                  (a) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms hereof), if any, received by the Company for such options, right or warrants.

                  (b) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms hereof) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

                  (c) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection
         (a) of this Section 8.2, or in the price per share at which the securities referred to in subsection (b) of this Section 8.2 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

         8.3. Subdivision and Combination; Stock Dividends and Distributions. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, or issue shares of Common Stock as a dividend or other distribution in respect of shares of Common Stock, the Exercise Price per share of Common Stock purchasable hereunder shall forthwith be proportionately decreased in the case of a subdivision or stock dividend or distribution or increased in the case of a combination. Notwithstanding the foregoing, in no event shall any adjustment in the Exercise Price be made pursuant to this
Section 8.3 upon the issuance of up to ______ shares of Common Stock to the holders of the Company's outstanding Preferred Stock, no par value, in payment of cash dividends on such Preferred Stock accrued prior to the date hereof and described in the Prospectus.

         8.4. Adjustment in Number of Securities. Upon each adjustment of the Exercise Price per share of Common Stock purchasable hereunder pursuant to the provisions of this Section 8, the respective numbers of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price per share of Common Stock purchasable hereunder in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price per share of Common Stock purchasable hereunder.

         8.5. Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Restated Articles of Incorporation of the Company as amended through the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

         8.6. Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger that does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or surviving such merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant outstanding immediately prior to the effective time of such consolidation or merger shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation or merger. Such supplemental warrant agreement shall provide for adjustments that shall be identical to the adjustments provided in Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

         8.7. Dividends and Other Distributions. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of cash or shares of Common Stock) or otherwise distribute to the holders of Common Stock any assets, property, rights, evidences of indebtedness, securities, whether issued by the Company or by another, or any other thing of value (other than cash or shares of Common Stock), the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants for shares of Common Stock, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if such Warrants had been exercised, immediately prior to the record date for determining the stockholders entitled to receive such dividend or distribution, for the shares of Common Stock for which such Warrants are then being exercised. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this subsection.

         8.8. Preservation of Purchase Rights in Certain Transactions. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of the Warrants) or in case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall use its best efforts to cause such successor or purchasing corporation, as the case may be, to execute with the Holders an agreement granting the Holders the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive upon exercise of the Warrants the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such reclassification, change, consolidation, merger, sale or conveyance had the Warrants been exercised immediately prior to such action. Such agreement shall provide for adjustments in respect of such shares of stock and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. In the event that in connection with any such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 8. The provisions of this Section 8.8 shall similarly apply to successive reclassification, capital reorganizations, consolidations, mergers, sales or conveyances.

         9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of shares of Common Stock in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of any Warrant Certificate, and in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, but instead shall pay cash in lieu of fractional interests, based on the market value of a share of Common Stock.

         11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon such exercise. The Company covenants and agrees that, upon exercise of the Warrants in the manner provided herein and therein and payment of the Exercise Price herein, all shares of Common Stock and other securities issued upon the exercise of the Warrants shall be duly and validly issued, fully paid, non-assessable, and not subject to the preemptive rights of any stockholder or other person or entity. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on NASDAQ.

         12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right, or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation, or winding-up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets, and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities, or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding-up, or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options, or warrants, or any proposed dissolution, liquidation, winding-up, or sale.









         13.  Notices.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                  (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

         14. Supplements and Amendments. The Company and the Representative may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and that the Company and the Representative deem shall not adversely affect the interests of the Holders of Warrant Certificates. Any other amendment or modification of this Agreement may be made only by written agreement of the Company and the Holders of the Warrants and the Warrant Shares representing a Majority of such securities.

         15. Company Representation. The Company hereby represents and warrants that (i) all necessary corporate action has been duly and validly taken by the Company to authorize the execution, deliver and performance of this Agreement and any Warrant Certificates issued in connection herewith and, upon exercise of the Warrants or any successor warrants, the issuance of the Warrant Shares, and
(ii) this Agreement and the initial Warrant Certificate representing the Warrants issued to the Representatives have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         16. No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements.

         17. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company and the Holders, and their respective successors and assigns hereunder. Each Holder agrees that it will provide notice to the Company of any transfer or assignment of its rights or interests hereunder. Any failure by the Company to fulfill a covenant or obligation will not be deemed a breach of such covenant or obligation to the extent that it is the result of the failure of the Holder to give such notice.

         18. Termination. This Agreement shall terminate at the close of business on ________, 2003. Notwithstanding the foregoing, the provisions of Sections 7 and 13 through 24 shall survive such termination.

         19. Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

         Each of the Company, the Representative, and the Holders hereby agrees that any action, proceeding, or claim arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the Company, the Representative, and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum.

         Any such process or summons to be served upon any of the Company, the Representative, and/or the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding, or claim. The Company, the Representative, and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         20. Entire Agreement; Modification. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except pursuant to
Section 14 hereof.

         21. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         22. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         23. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representative and any other registered Holder(s) of the Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Agreement.

         24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same agreement.

                  [Remainder of Page Left Blank Intentionally]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                                BRUNSWICK TECHNOLOGIES, INC.


[SEAL]                                      By
                                                --------------------------------

Attest:


------------------------
Secretary



                                                JOSEPHTHAL LYON & ROSS
                                                 INCORPORATED


                                            By
                                                --------------------------------
                                                Name:
                                                Title:






                                                                       EXHIBIT A


                          [FORM OF WARRANT CERTIFICATE]


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE TO OTHER THAN THE OFFICERS AND PARTNERS OF JOSEPHTHAL LYON & ROSS INCORPORATED PRIOR TO ____________, 1998 IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.


                            EXERCISABLE ON OR BEFORE
                    5:30 P.M., NEW YORK TIME, ________, 2002
                   (SUBJECT TO EXTENSION AS DESCRIBED HEREIN)


No. W-                                                                __Warrants



                               WARRANT CERTIFICATE

         This  Warrant  Certificate   certifies  that  JOSEPHTHAL  LYON  &  ROSS
INCORPORATED, or registered assigns, is the registered holder of 125,000 warrants (collectively, the "Warrants") to purchase initially, at any time from ______, 1997 until 5:30 p.m. New York time on ______, 2002 (subject to extension as described in Section 7.4(b) of the Warrant Agreement referred to below) (the "Expiration Date"), up to 125,000 fully-paid and non-assessable shares of common stock, $0.0001 par value ("Common Stock") of BRUNSWICK TECHNOLOGY, INC., a Maine corporation (the "Company"). The initial exercise price payable hereunder upon exercise of the Warrants represented hereby for the shares of Common Stock purchasable hereunder, subject to adjustment as set forth herein (the "Exercise Price"), is $_____ per share of Common Stock, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Representative's Warrant Agreement dated as of ______, 1997, between the Company and JOSEPHTHAL LYON & ROSS INCORPORATED (the "Warrant Agreement").




                                      -2-



Payment of the Exercise Price shall be made by check payable to the order of the Company or wire transfer to an account designated by the Company or by surrender of this Warrant Certificate in the manner provided in the Warrant Agreement.

         No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.




                                      -3-




         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


Dated as of _________, 1997.


                                                 BRUNSWICK TECHNOLOGIES, INC.



[SEAL]                                      By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


Attest:


------------------------------
Secretary







             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase shares of Common Stock and herewith tenders in payment for such securities a check payable to the order of BRUNSWICK TECHNOLOGIES, INC. (the "Company") in the amount of $ , all in accordance with the terms of Section 3.1 of the Representative's Warrant Agreement dated as of ________, 1997 between the Company and JOSEPHTHAL LYON & ROSS INCORPORATED. The undersigned requests that a certificate for such securities be registered in the name of_________________, whose address is_____________ and that such Certificate be delivered to________________, whose address is_________________.



Dated:
                                 Signature
                                          ---------------------------
                                 (Signature   must   conform  in  all
                                 respects   to  name  of   holder  as
                                 specified on the face of the Warrant
                                 Certificate.)



                                 (Insert Taxpayer Identification, Social
                                 Security or Other Identifying Number of Holder)








             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase shares of Common Stock in accordance with the terms of Section 3.2 of the Representative's Warrant Agreement dated as of _______, 1997 between BRUNSWICK TECHNOLOGIES, INC. and JOSEPHTHAL LYON & ROSS INCORPORATED. The undersigned requests that a certificate for such securities be registered in the name of_________________, whose address is_____________________________ and that such Certificate be delivered to_________________, whose address is____________________________ .


Dated:
                                 Signature
                                           --------------------------
                                 (Signature   must   conform  in  all
                                 respects   to  name  of   holder  as
                                 specified on the face of the Warrant
                                 Certificate.)


                                 ------------------------------------
                                 (Insert Taxpayer Identification, Social
                                 Security or Other Identifying Number of Holder)







                              [FORM OF ASSIGNMENT]


             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)


         FOR  VALUE   RECEIVED__________________   hereby  sells,   assigns  and
transfers unto________________________ .


                  (Please print name and address of transferee)


this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:
                                 Signature
                                           --------------------------
                                 (Signature   must   conform  in  all
                                 respects   to  name  of   holder  as
                                 specified on the face of the Warrant
                                 Certificate.)


                                 ------------------------------------
                                 (Insert Taxpayer Identification, Social
                                 Security or Other Identifying Number of Holder)